Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated January 12, 2018, relating to the balance sheet of Crescent Funding Inc. as of December 31, 2017, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from November 17, 2017 (inception) through December 31, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

January 12, 2018